SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 9, 2005

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2005 the Company filed a Report on Form 8-K to report the retirement of Bonitta Fena as President of Reptron Manufacturing Division effective July 29, 2005. On September 9, 2005, the Company entered into a Separation Agreement and Release with Bonitta Fena. The Agreement provides for severance of One Hundred Fifty Thousand Dollars ($150,000.00), payable in twelve (12) monthly installments (the “Severance Period”). Mrs. Fena is eligible to continue participation in the Company’s medical benefit plan during the Severance Period.

The agreement provides for protection of the Company’s confidential information and intellectual property and that Mrs. Fena shall not, during Severance Period, compete with the Company, or solicit or hire any of the Company’s customers or employees.

The foregoing description of Mrs. Fena’s Separation Agreement and Release is qualified in its entirety by reference to the separation agreement attached as Exhibit 10.10 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Financial Statements and Exhibits

Exhibit No.	Description
10.10	Separation Agreement and Release, dated August 25, 2005, and signed or delivered by Mrs. Fena September 9, 2005, by and between the Company and Bonitta Fena

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

September 14, 2005 (Date)	By:	/s/ Paul J. Plante
Paul J. Plante, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.10	Separation Agreement and Release, dated August 25, 2005, and signed or delivered by Mrs. Fena September 9, 2005, by and between the Company and Bonitta Fena